Exhibit 99.5

Execution Copy

AMENDMENT NO. 2 TO
CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of October 16, 2011 (together with all exhibits and annexes hereto, this “Amendment”), to the Credit Agreement dated as of April 15, 2011 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of July 22, 2011, the “Credit Agreement”), by and among (1) GRUBB & ELLIS COMPANY, a Delaware corporation (the “Parent Guarantor”); (2) GRUBB & ELLIS MANAGEMENT SERVICES, INC., a Delaware corporation (the “Borrower”); (3) the other guarantors party hereto (the “Guarantors” and, together with the Borrower and the Parent Guarantor, each a “Loan Party” and collectively, the “Loan Parties”); (4) each lender party thereto (collectively, the “Existing Lenders”); and (5) COLFIN GNE LOAN FUNDING, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Credit Agreement as provided herein;

WHEREAS, each of the financial institutions listed on Schedule I hereto (each, a “New Lender”, and together with the Existing Lenders, the “Lenders”) wishes to become a Lender (as such term is defined in the Amended Credit Agreement) under the Amended Credit Agreement; and

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.     Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

SECTION 2.     Acknowledgment.  The Loan Parties hereby acknowledge and agree that C-III Investments LLC, a Delaware limited liability company, and its Affiliates are not direct competitors of Parent Guarantor.

SECTION 3.     Joinder of New Lenders.  By its signature below, each New Lender agrees that on the date upon which the conditions precedent set forth in Section 7 of this Amendment shall have been satisfied, which date shall occur on or before October 28, 2011 (the “Second Amendment Effective Date”) or shall be deemed not to have occurred, (i) each New Lender shall become a Lender (as such term is defined in the Amended Credit Agreement) under the Amended Credit Agreement and (ii) the Commitment of such New Lender as of the Second Amendment Effective Date shall be as set forth on Schedule 1.1 of the Amended Credit Agreement.

SECTION 4.     Amendments to Credit Agreement.  From and after the Second Amendment Effective Date, (i) the terms and provisions of the Credit Agreement are hereby amended by replacing such terms and provisions in their entirety with the terms and provisions set forth in the form of credit agreement attached hereto as Exhibit A (the “Form of Amended Credit Agreement”) and (ii) Schedules and/or Exhibits attached to the Form of Amended Credit Agreement replace and supersede the corresponding Schedules and/or Exhibits to the Credit Agreement.  For the avoidance of doubt, Annexes, Schedules and Exhibits to the original Credit Agreement which are not replaced pursuant to the preceding sentence shall remain in the form attached to the original Credit Agreement, except that (i) references therein to the Credit Agreement shall be deemed to refer to the Amended Credit Agreement and (ii) the Administrative

Agent may modify any Exhibits to the Amended Credit Agreement as it may deem necessary or desirable to implement and give effect to the transactions contemplated by this Amendment (provided, that, any such modifications shall not adversely affect the legal rights of, nor result in any additional obligations with respect to, any Loan Party, in each case as provided for under or pursuant to such Exhibit, without the consent of each Loan Party affected thereby). The parties hereto hereby authorize the Administrative Agent to fill in any blanks in this Amendment or the Amended Credit Agreement on the date that it has determined, to its actual knowledge, that each of such conditions has been satisfied; provided that any such action on the part of the Administrative Agent shall not be deemed to be a representation to any of the parties hereto or to any other Person regarding the satisfaction of such conditions or any other matter.

SECTION 5.     Reimbursement Obligation.  Each Loan Party agrees to pay or reimburse the Administrative Agent, the Lenders and their respective Affiliates for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Amendment and any other documents prepared in connection herewith and the consummation and administration of the transactions contemplated hereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders (it being agreed that the Loan Parties shall not be required to pay or reimburse the Administrative Agent and the Lenders and their respective Affiliates for fees of counsel in excess of $200,000 in connection with the development, preparation and execution of this Amendment and the documents required to be delivered in connection herewith on the Second Amendment Effective Date (excluding any and all invoices submitted to any Loan Party prior to the date hereof, which shall not be subject to such $200,000 limitation)) and filing and recording fees and expenses.

SECTION 6.     Conditions to Effectiveness of this Amendment.  The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of counterparts of this Amendment duly executed by each Loan Party, the Administrative Agent and each Lender and satisfaction (or waiver by the Lenders) of the following conditions precedent:

(a)         Execution of Second Amendment Effective Date Warrants and Amendments to Existing Warrants. The Administrative Agent shall have received counterparts of (i) the Second Amendment Effective Date Warrants duly executed by the parties thereto in substantially the form attached hereto as Exhibit B and (ii) amendments to the warrants executed prior to the date hereof duly executed by the parties thereto in form and substance satisfactory to the Administrative Agent and the Lenders.

(b)         Exclusivity Agreement.  The exclusivity agreement, dated as of the date hereof, among the Lenders and Parent Guarantor shall be full force and effect.

(c)         Registration Rights Agreement.  The Lenders (and/or their designees) shall have received counterparts of an amendment to the Registration Rights Agreement, duly executed by the parties thereto, in connection with the issuance of the Second Amendment Effective Date Warrants, which amendment shall be in the form attached hereto as Exhibit C.

(d)         Security Interests.  The Administrative Agent shall have a valid and perfected, first priority security interest in all Collateral as of the date hereof.

(e)         Accuracy of Representations and Warranties.  After giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by or subject to materiality or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or subject to “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date.

(f)         No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on the date hereof or after giving effect to this Amendment.

(g)        Warrants.  The Administrative Agent shall have received copies of all material documents and agreements required to be executed by the Loan Parties with respect to the Second Amendment Effective Date Warrants, each in form and substance satisfactory to the Administrative Agent and the Lenders, and (x) the Parent Guarantor shall have issued the Second Amendment Effective Date Warrants to the applicable Lenders or their designees and (y) the Parent Guarantor shall have reserved authorized and unissued shares of its common stock in an amount sufficient to satisfy the full exercise of the Second Amendment Effective Date Warrants,

(h)        Resolutions.  The board of directors of the Parent Guarantor shall have duly adopted resolutions approving the issuance of the Second Amendment Effective Date Warrants substantially in the form attached hereto as Exhibit B and otherwise pursuant to the terms of this Amendment and pertaining to such other matters as set forth therein, and such resolutions shall have not in any way been amended, modified, revoked or rescinded and shall be in full force and effect as of the date hereof and shall be the only corporate proceedings of the Parent Guarantor in force relating to or affecting the matters referred to therein.

SECTION 7.     Conditions to Second Amendment Effective Date.  The occurrence of the Second Amendment Effective Date is subject to the satisfaction (or waiver by the Lenders) of the following conditions precedent:

1)         Lien Searches.  To the extent available after use of commercially reasonable efforts by the Borrower prior to the Second Amendment Effective Date, the Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 of the Credit Agreement or discharged on or prior to the Second Amendment Effective Date pursuant to documentation satisfactory to the Administrative Agent.

(b)        Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3 of the Credit Agreement), shall be in proper form for filing, registration or recordation.

(c)        Approvals.  All governmental and third party approvals necessary in connection with the Loan Documents, the continuing operations of the Group Members and the transactions contemplated hereby (other than such consents and third party approvals set forth on Schedule II to this Amendment) shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(d)        Solvency Certificate.  The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Parent Guarantor in the form attached as Exhibit D to the Amended Credit Agreement certifying as to the solvency of the Parent Guarantor and the Borrower

(exclusive of their respective Subsidiaries) after giving effect to the transactions contemplated by this Amendment.

(e)        Borrowing Base Certificate.  The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the month immediately preceding the Second Amendment Effective Date, which Borrowing Base Certificate shall contain a certification that, as of the Second Amendment Effective Date, there shall have been no material change to the Borrowing Base set forth in such Borrowing Base Certificate.

(f)         Net Worth.  As of the Second Amendment Effective Date, the Borrower’s Net Worth on a pro forma basis after giving effect to the transactions on the Second Amendment Effective Date and the use of proceeds thereof shall not be less than $20,000,000 and the Administrative Agent shall have received a Compliance Certificate to such effect, along with appropriate insertions and attachments thereto.

(g)        Accuracy of Representations and Warranties.  After giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by or subject to materiality or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Second Amendment Effective Date as if made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or subject to “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date.

(h)        No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or after giving effect to the extensions of credit on the Second Amendment Effective Date.

(i)         Payment of Fees and Expenses.  The Lenders (on a pro rata basis in accordance with their respective undrawn Commitments after giving effect to the Second Amendment Effective Date) shall have received a closing fee in the amount of $100,000; and the Lenders, the Administrative Agent and their respective Affiliates shall have received all other fees and expenses required to be paid or reimbursed (including, without limitation, (i) pursuant to Section 5 of this Amendment and (ii) amounts payable pursuant to invoices submitted to any Loan Party prior to the date hereof reflecting amounts owing to Skadden, Arps, Slate, Meagher & Flom LLP and Moelis & Company LLC), on or before the Second Amendment Effective Date.  If the Second Amendment Effective Date occurs, all such amounts will be paid with proceeds of Loans made on the Second Amendment Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Second Amendment Effective Date.

(j)         Warrants.  To the extent obtained after use of commercially reasonable efforts by the Borrower prior to the Second Amendment Effective Date, approval for listing of the shares of common stock issuable upon exercise of the Second Amendment Effective Date Warrants.  The board of directors of the Parent Guarantor shall have granted all necessary approvals under the Parent Guarantor’s organizational documents and Delaware General Corporation Law with respect to the acquisition and exercise of the Second Amendment Effective Date Warrants.

(k)        Borrowing Notice.  The Administrative Agent shall have received a notice of the Second Amendment Effective Date Borrowing as required by Section 2.2 of the Credit Agreement.

(l)         Allocation Schedule.  The Parent Guarantor, the Borrower and the Lenders shall have agreed on a schedule denoting allocations of proceeds between the Second Amendment Effective Date Warrants and the Loans to be made on the Second Amendment Effective Date.

(m)       Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the Second Amendment Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments, including either (a) the Organizational Documents of each Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party or (b) a certification that such Organizational Documents have not changed since the Closing Date and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization as of a recent date.

(n)        Legal Opinions.  The Administrative Agent shall have received the legal opinion of Zukerman Gore Brandeis & Crossman, LLP, counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent and the Lenders (including, without limitation, opinions with respect to the validity and perfection of security interests in the Collateral).

SECTION 8.     Consent.

(a)        Each Lender hereby consents to, and authorizes the Administrative Agent to enter into, this Amendment.

(b)        Each Lender hereby consents to, and authorizes the Administrative Agent to enter into, any other agreements necessary or advisable to grant and/or maintain a perfected interest in the Collateral described in the Security Documents.

SECTION 9.     Representations and Warranties.  The Borrower, the Parent Guarantor and each other Guarantor represent and warrant as of the effective date of this Amendment as follows:

1)          Authority. The execution, delivery and performance by each Loan Party of this Amendment and each other Loan Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated hereby and thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

(c)         Enforceability.  Each of this Amendment and each other Loan Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or upon execution will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)         Non-Contravention. The execution and delivery by each Loan Party of this Amendment and the other Loan Documents executed by such Loan Party and the performance and consummation of the transactions (including the use of Loan) contemplated hereby and thereby do not (i) violate any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party, except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any material property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of itself and the Lenders pursuant to this Amendment or the other Loan Documents) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

(e)        Reaffirmation.  The Borrower and the Parent Guarantor hereby reaffirms, for the benefit of the Lenders and the Administrative Agent, the accuracy in all material respects each representation and warranty contained in Section 4 of the Credit Agreement on and as of the date hereof (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date).  Each Loan Party shall be deemed to have reaffirmed, for the benefit of the Lenders and the Administrative Agent, the accuracy in all material respects each representation and warranty contained in Section 4 of the Guarantee and Collateral Agreement on and as of the date hereof (except for representations and warranties expressly made as of a specified date, which shall be true in all material respects as of such date).

(f)         No Default or Event of Default.  As of the date hereof, both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(g)        Registration Rights.  The Warrants to be assigned by any Existing Lender or any of its Affiliates, following such assignment, continue to be subject to the Registration Rights Agreement executed on the Closing Date, and the New Lender, as holder of such Warrants, has all of the rights of an initial holder thereunder.

SECTION 10.    Validity of Obligations and Liens.

(a)         Validity of Obligations.  Each Loan Party acknowledges and agrees that each Loan Party is indebted to the Lenders and the Administrative Agent for the Obligations, without defense, counterclaim or offset of any kind and each Loan Party hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations.

(b)         Validity of Guarantees.  The Parent Guarantor and each other Guarantor, as a Guarantor under the Guarantee and Collateral Agreement hereby (i) acknowledges and agrees to the terms of this Amendment and (ii) confirms and agrees that notwithstanding the effectiveness of this Amendment, the Guarantee and Collateral Agreement is, and shall continue to be, in full force and effect and the Guarantee and Collateral Agreement is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Guarantee and Collateral Agreement to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(c)         Validity of Liens and Loan Documents.  The Borrower and each Guarantor ratify and reaffirm the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to secure any of the Obligations or any Guarantee Obligation by any Loan Party to the Administrative Agent, for the benefit of the Lenders, pursuant to the Loan Documents to which any Loan Party is a party and hereby confirm and agree that notwithstanding the effectiveness of this Amendment, and except as expressly amended by this Amendment, each Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment.

SECTION 11.   Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 12.   Continuing Effectiveness. Except as modified by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects and this Amendment shall be a Loan Document for all purposes, and references in the Credit Agreement to “the date hereof” and “the date of this Agreement” and phrases of similar import, shall in all instances be references to, and continue to refer to, April 15, 2011, and not the date of this Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein.

SECTION 13.   Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14.   Integration.  This Amendment and the other Loan Documents represent the entire agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 15.   GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 16.  Submission To Jurisdiction; Waivers.  Each Loan Party hereby irrevocably and unconditionally:

(a)      submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York;

(b)      consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)      agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)      waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 17.  WAIVER OF JURY TRIAL.  EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 18.   Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

SECTION 19.   Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each Loan Party, the Lenders, the Administrative Agent and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Administrative Agent and each Lender.  Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GRUBB & ELLIS MANAGEMENT SERVICES, INC., as Borrower

By:	/s/ Michael Rispoli
	Name:	Michael Rispoli
	Title:	Chief Financial Officer

GRUBB & ELLIS COMPANY, as Parent Guarantor and as a Guarantor

By:	/s/ Michael Rispoli
	Name:	Michael Rispoli
	Title:	Chief Financial Officer

[Amendment No. 2]

GUARANTORS:

GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company

By:	/s/ Michael Rispoli
	Name:	Michael Rispoli
	Title:	Chief Financial Officer

GRUBB & ELLIS HEALTHCARE REIT II ADVISOR, LLC, a Delaware limited liability company

By:	/s/ Michael Rispoli
	Name:	Michael Rispoli
	Title:	Chief Financial Officer

GRUBB & ELLIS LANDAUER VALUATION ADVISORY SERVICES, LLC, a Delaware limited liability company

By:	/s/ Michael Rispoli
	Name:	Michael Rispoli
	Title:	Chief Financial Officer

[Amendment No. 2]

COLFIN GNE LOAN FUNDING, LLC, as Administrative Agent and as a Lender

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

[Amendment No. 2]

C-III INVESTMENTS LLC, as a Lender

By:	/s/ Jeffrey P. Cohen
	Name:	Jeffrey P. Cohen
	Title:	President

[Amendment No. 2]

SCHEDULE 1
NEW LENDERS

C-III INVESTMENTS LLC

SCHEDULE II
CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

Filing with the Securities and Exchange Commission, a Form D – Notice of Exempt Offering of Securities in respect of the Warrants.

Filing with the Securities and Exchange Commission a Registration Statement(s), pursuant to the terms of the Registration Rights Agreement by and between Grubbs & Ellis Company and the parties named therein, dated as of the Second Amendment Effective Date.

Filing with the New York Stock Exchange, a securities listing application with respect to the common stock issuable upon the exercise of the Second Amendment Effective Date Warrants.

EXHIBIT A

FORM OF AMENDED CREDIT AGREEMENT

[Provided under separate cover]

EXHIBIT B

FORM OF SECOND AMENDMENT EFFECTIVE DATE WARRANT

[Provided under separate cover]

EXHIBIT C

FORM OF AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

[Provided under separate cover]